Exhibit 107
Calculation of Filing Fee Table
Form S-8
(Form Type)
Biohaven Ltd.
(Exact Name of Registrant as Specified in its Charter)

Table 1 - Newly Registered Securities
Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Equity	Common Shares, no par value(2)	Other	811,157(2)	$40.54(3)	$32,884,304.78	0.00014760	$4,853.72
Equity	Common Shares, no par value(4)	Other	3,244,628(4)	$40.54(3)	$131,537,219.12	0.00014760	$19,414.90
Total Offering Amounts					$164,421,523.90		$24,268.62
Total Fee Offsets							-
Net Fee Due							$24,268.62
(1)Pursuant to Rule 416(a) under the Securities Act, this Registration Statement also covers an indeterminate number of additional shares which may be offered and issued pursuant to the plans described herein in the event of a stock dividend, stock split, reverse stock split, extraordinary dividend, extraordinary distribution, recapitalization, reorganization, merger, combination, consolidation, split-up, spin-off, combination, exchange of shares, rights offering, separation, reorganization, liquidation or similar event.
(2)This Registration Statement registers 811,157 Common Shares issuable under the Biohaven Ltd. 2022 Employee Share Purchase Plan (the "ESPP"), which are in addition to Common Shares previously registered in connection with the ESPP on the Registration Statements on Form S-8 filed with the Commission on October 11, 2022 (File No. 333-267818) and May 12, 2023 (File No. 333-271886) (together, the "Earlier Registration Statements").
(3)Estimated on the basis of $40.54 per share, the average of the high ($41.25) and low ($39.83) sales prices of the Company’s Common Shares as reported on the New York Stock Exchange on May 8, 2024 pursuant to Rule 457(c) and (h) of the Securities Act.
(4)This Registration Statement registers 3,244,628 Common Shares issuable under the Biohaven Ltd. 2022 Equity Incentive Plan (the "Incentive Plan"), which are in addition to Common Shares previously registered in connection with the Incentive Plan on the Earlier Registration Statements.